                                                                     EXHIBIT 4.1


NUMBER                                                                SHARES


                                      CNBC


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                                  CNBC BANCORP

                             (An Ohio Corporation)
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THIS CERTIFIES THAT                                               is owner of
                                                  Shares of the Common Stock of

                                  CNBC BANCORP

hereinafter called the "Corporation". Such shares are fully paid and non-assessable shares without par value and are transferable only on the books of the Corporation by the holder hereof in person, or by duly authorized attorney, upon the surrender of this Certificate properly endorsed.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers and its seal to be hereunto affixed.

Dated

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                                 Secretary                            President


Transfer of the shares represented by this Certificate is subject to the provisions of Article SIXTH of the Corporation's Articles of Incorporation as the same may be in effect from time to time. Upon written request delivered to the Secretary of the Corporation at its principal place of business, the Corporation will mail to the holder of this Certificate a copy of such provisions without charge within five days after receipt of written request therefor. By accepting this Certificate the holder hereof acknowledges that it is accepting the same subject to the provisions of said Article SIXTH as the same may be in effect from time to time and covenants with the Corporation and each shareholder thereof from time to time to comply with the provisions of said Article SIXTH as the same may be in effect from time to time.



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